UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2014

GREAT PLAINS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4060 NE 95th Road, Wildwood, FL 34785		32162
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (352) 561-8182

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement.

On January 21, 2014, our wholly-owned subsidiary, Ashland Holdings LLC (“Ashland”) entered into a Vacant Land Contract (the “Contract”) with Bar W Land Co.LLC pursuant to which Ashland shall purchase Lot 5 A Business Park 44 South, located in Sumter County, Florida (the “Property”).

The purchase price for the Property is $275,000 (the “Purchase Price”).  Ashland paid to  Brokers Title of Leesburg, as escrow agent, a $15,000 earnest money deposit to be applied to the Purchase Price at Closing.  Unless otherwise extended, the Closing is required to take place no later than 10 days after the Effective Date in connection with the feasibility study on the Property.  We expect to Close in early February 2014.

The foregoing summary of the Vacant Land Contract is qualified in its entirety by the contract attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

ITEM 9.01                      Financial Statements and Exhibits.

(d) Exhibits

10.1 – Vacant Land Contract dated January 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS HOLDINGS, INC.

Date: January __, 2014	By: /s/ Kent Campbell
Kent Campbell, Chief Executive Officer